Exhibit (d)(1)

BROADSTONE REAL ESTATE ACCESS FUND, INC.

MULTIPLE CLASS PLAN

This Multiple Class Plan (the “Plan”) is adopted by Broadstone Real Estate Access Fund, Inc. (the “Fund”). A majority of the directors (“Directors”), including a majority of the Directors who are not interested persons of the Fund (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), having determined that the Plan is in the best interests of the shareholders of each class of the Fund and the shareholders of the Fund as a whole, have approved the Plan.

The provisions of the Plan are:

1. General Description of Classes. Each class of shares of the Fund shall represent interests in the same portfolio of investments of the Fund, shall have no exchange privileges or conversion features within the Fund unless an exchange or conversion feature is described in the Fund’s prospectus (the “Prospectus”), and shall be identical in all respects, except that, as provided for in the Prospectus, each class shall differ with respect to: (i) asset-based distribution fees; (ii) shareholder services and expenses; (iii) differences relating to sales loads, early withdrawal charges, purchase minimums, eligible investors and exchange privileges; and (iv) the designation of each class of shares. The classes of shares designated by the Fund are set forth in Appendix A.

2. Allocation of Income and Class Expenses.

a. Each class of shares shall have the same rights, preferences, voting powers, restrictions and limitations, except as follows:

i. expenses related to the distribution of a class of shares or to the services provided to shareholders of a class of shares shall be borne solely by such class;

ii. the following expenses attributable to the shares of a particular class will be borne solely by the class to which they are attributable:

(1) asset-based distribution, account maintenance and shareholder service fees;

(2) extraordinary non-recurring expenses including litigation and other legal expenses relating to a particular class; and

(3) such other expenses as the Directors determine were incurred by a specific class and are appropriately paid by that class.

iii. Income, realized and unrealized capital gains and losses, and expenses that are not allocated to a specific class pursuant to this Section 2, shall be allocated to each class of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

b. Investment advisory fees, custodial fees, and other expenses relating to the management of the Fund’s assets shall not be allocated on a class-specific basis, but rather based upon relative net assets.

3. Voting Rights. Each class of shares will have exclusive voting rights with respect to matters that exclusively affect such class and separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

4. Exchanges. A class of shares of the Fund may be exchanged without payment of any exchange fee for another class of shares of the Fund at their respective net asset values, as provided in the then-current Prospectus.

5. Class Designation. Subject to the approval by the Directors of the Fund, the Fund may alter the nomenclature for the designations of one or more of its classes of shares.

6. Additional Information. This Plan is qualified by and subject to the terms of the then-current Prospectus for the applicable class of shares of the Fund; provided, however, that none of the terms set forth in any such Prospectus shall be inconsistent with the terms of this Plan. The Prospectus contains additional information about each class of shares of the Fund and the multiple class structure of such Fund.

7. Effective Date. This Plan is effective on January 31, 2018, provided that this Plan shall not become effective with respect to the Fund or a class of shares of the Fund unless first approved by a majority of the Directors, including a majority of the Directors who are not interested persons of the Fund (as defined in the 1940 Act). This Plan may be terminated or amended at any time with respect to the Fund or a class of shares thereof by a vote of a majority of the Directors, including a majority of the Directors who are not interested persons of the Fund (as defined in the 1940 Act).

8. Miscellaneous. Any reference in this Plan to information in the Prospectus shall mean information in the Prospectus, as the same may be amended or supplemented from time to time, or in the Fund’s statement of additional information, as the same may be amended or supplemented from time to time.

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APPENDIX A

Classes as of January 31, 2018

Share Class Features*

Share Class	Shareholder Servicing Fee	Distribution Fee	Front-End Sales Charge	Contingent Deferred Sales Charge
Class W	X
Class I

*	The features and expenses of each share class are described in further detail in the Prospectus.

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BROADSTONE
REAL ESTATE ACCESS FUND

New Account Application
Class I

Please print clearly in CAPITAL LETTERS.

The minimum initial investment by a shareholder for Class I shares is $1,000,000. Subsequent investments may be made with at least $100 under the Fund's automatic investment program. Subsequent investment not made pursuant to the automatic investment program may be made with at least $1,000.

If you have any questions or need any help filing out the application, please call (833) 276-2766.Distributed by ALPS Distributors, Inc. (www.BDREX.com)

1. INVESTMENT INFORMATION — The minimum initial investment by a shareholder for Class I shares is $1,000,000.

Broadstone Real Estate Access Fund, Inc. $______________________ ❑ Class I (BDREX)

Investment Type: ❑ Initial Investment ❑ Additional Investment-provide existing BDREX Account Number: ______________________

Payment Type: ❑ Enclosed Check ❑ Funds Wired ❑ Funds to Follow

Make checks payable to Broadstone Real Estate Access Fund, Inc. Third party checks are not acceptable.

2. ACCOUNT INFORMATION

Please provide complete information for Section A below, and then complete Sections B, C, D and/or E as appropriate.

A ACCOUNT TYPE *(select only one)*:

❑Individual ❑ Joint Account–Tenants with Rights of Survivorship will be assumed, unless otherwise specified

Name | Joint Owner Name

Social Security Number | Joint Owner Social Security Number

Date of Birth (mm/dd/yy) | Joint Owner Date of Birth (mm/dd/yy)

Citizenship: ❑ U.S. or Resident Alien ❑ Non-Resident Alien | Citizenship: ❑ U.S. or Resident Alien ❑ Non-Resident Alien

(If non-resident alien, investor must submit Form W-8BEN to make an investment.)

B UNIFORM GIFTS TO MINORS ACCOUNT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACCOUNT (UTMA)

Custodian's Name | Custodian's Social Security Number | Custodian's Date of Birth

Minor's Name | Minor's Social Security Number | Minor's Date of Birth

Minor's State of Residence

C TRUST *(include a copy of the title page, authorized individual page and signature page of the Trust Agreement. Failure to provide this documentation may result in a delay in processing your application.)*

Trust or Plan Name

Trust Date (mm/dd/yy) | Employer or Trust Taxpayer Identification Number

Trustee's (Authorized Signer's) Name (First, Middle Initial, Last)

Trustee's Date of Birth (mm/dd/yy) | Trustee's Social Security Number

Co-Trustee's (Authorized Signer's) Name (First, Middle Initial, Last)

Co-Trustee's Date of Birth (mm/dd/yy) | Co-Trustee's Social Security Number

D CORPORATIONS OR OTHER ENTITIES *(include a copy of one of the following documents: registered articles of incorporation, government-issued business license, partnership papers, plan documents or other official documentation that verifies the entity and lists the authorized individuals. Failure to provide this documentation may result in a delay in processing your application. If no classification is provided, per IRS regulations, your account will default to an S Corporation.)*

❑C Corporation ❑ S Corporation ❑Corporation ❑Partnership ❑Government Entity ❑Other (please specify): ______________

Name of Corporation or Other Business Entity | Tax ID Number

Authorized Individual | Social Security Number | Date of Birth (mm/dd/yy)

Co-Authorized Individual | Social Security Number | Date of Birth (mm/dd/yy)

E QUALIFIED ACCOUNTS (all Qualified Accounts will require a custodian. Please list the custodian’s information below. If you do not have a custodian, a default fund custodian will be assigned. Please note custodians may require additional account opening documentation. Please contact the Fund with any questions.) Custodian Name Custodian Address Custodian Taxpayer Identification Number Custodian Account Number Please select the type of the Qualified Account you would like created: Traditional IRA Roth IRA SEP IRA Simple IRA Rollover IRA Other (please specify): 3LEGAL ADRESS (must be a street address) Please provide your primary legal address. In addition, provide a mailing address if different from legal address. Street Address Daytime Telephone Number City, State, Zip Evening Telephone Number Please send mail to the address below. Mailing Address City, State, Zip All dividends and capital gains will be reinvested in shares of the Fund unless a box is checked: Please pay all dividends and capital gains in cash Please send a check to address in Section 3 Please send distributions via ACH to the Bank in Section 7 AIP allows you to add regularly to the Fund by authorizing us to deduct money directly from your checking account every month. Your bank must be a member of the Automated Clearing House (ACH). If you choose this option, please complete Section 7 and attach a voided check. Qualified accounts require custodian signoff. Please contact the Broadstone Real Estate Access Fund, Inc. at 1-833-276-2766 for more information. Please transfer: $ ($100 minimum) from my Bank Account listed in Section 7 Monthly Quarterly On the of the month Beginning: / / Important: If the AIP date falls on a holiday or weekend, the deduction from your checking or savings account will occur on the next business day. Note: The default cost basis calculation method for your new account will be Average Cost. If you wish to elect a different cost basis method, please provide the Fund with a letter of instruction. I authorize the Fund to purchase shares through the Automatic Investment Plan by the Automated Clearing House of which my bank is a member. Type of Account: Checking Savings Name on Bank Account Bank Account Number Bank Name Bank Routing/ABA Number Bank Address Please attached a voided check from your account.

BROADSTONE
REAL ESTATE ACCESS FUND

8. DEALER/REGISTERED INVESTEMENT ADVISOR INFORMATION

If opening your account through a Broker/Dealer or Registered Investment Advisor, please have them complete this section:

DEALER HEAD OFFICE	REPRESENTATIVE'S BRANCH OFFICE	
Dealer Name	Representative's Name (Last, First)	
Address	Address	
City, State, Zip	City, State, Zip	
Dealer Telephone Number	Rep. Telephone Number	Rep. ID Number
Dealer Email Address	Rep. Email Address	
	Branch ID Number	
	Branch Telephone Number (if different than Rep. Telephone Number)	

9. STATE ESCHEATMENT LAWS

Escheatment laws adopted by various states require that personal property that is deemed to be abandoned or ownerless, including mutual fund shares and bank deposits, be transferred to the state. Under such laws, ownership of your Fund shares may be transferred to the appropriate state if no activity occurs in your account within the time period specified by applicable state law. The Fund retains a search service to track down missing shareholders and will escheat an account only after several attempts to locate the shareholder have failed. To avoid this from happening to your account, please keep track of your account and promptly inform the Fund of any change in your address.

10. REQUIRED: SIGNATURE(S) & CERTIFICATION

We must have signatures to process your Application and to certify your Taxpayer Identification number. IRS regulations require your signature to avoid any backup withholding.

W-9 Certification: Under penalty of perjury:

(a) I certify that the number shown on this form is my/our current Social Security number(s) or Taxpayer Identification number(s).
(b) I am not subject to backup withholding because; (1) I am exempt from backup withholding, or (2) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (3) the IRS has notified me that I am no longer subject to backup withholding.
(c) I am a U.S. person (including a resident alien.)
(d) I am exempt from FATCA reporting.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you: When you open an account, we will ask for your name, address, date of birth, social security number/ Tax ID number and other information that will allow us to identify you. We may also ask to see other identifying documents. Until you provide the information or documents we need, we may not be able to open an account or effect any additional transactions for you.

When opening an account for a foreign business, enterprise or a non-U.S. person that does not have an identification number, we require alternative government-issued documentation certifying the existence of the person, business or enterprise.

The undersigned represents and warrants that:

- I have full authority and am of legal age to purchase shares of the Fund;
- I have received and read a current prospectus for the Broadstone Real Estate Access Fund, Inc. and agree to be bound by the terms contained therein; and
- The information contained on this New Account Application is complete and accurate.

If Fund shares are being purchased on behalf of an Investment Company (as that term is defined under the Investment Company Act of 1940), I hereby certify that said Investment Company will limit its ownership to 3% or less of the Fund's outstanding shares.

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

Signature of owner	Date
Signature of Joint owner *(or custodian, corporate officer, partner or other)*	Date
Trustee *(if applicable)*	Date

After you have completed and signed this application, please mail to:

<u>In Writing:</u>
Broadstone Real Estate Access Fund, Inc.
C/O DST Systems, Inc.
PO Box 219597
Kansas City, MO 64121-9597

<u>Via Overnight Delivery:</u>
Broadstone Real Estate Access Fund, Inc.
C/O DST Systems, Inc.
STE 219597
430 W 7th Street
Kansas City, MO 64105-1407

<u>Wire Instructions:</u>
UMB Bank, NA
ABA #: 101000695
Account #: 9872292189
Account Name: DST as agent for Broadstone Real Estate Access Fund

<u>Contact Us by Telephone:</u>
Toll-free (833) 276-2766